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                         SUSTAINABLE GROWTH ADVISERS, LP

                         REVISIONS TO THE CODE OF ETHICS
                              DATED MARCH 22, 2004

The following revision will be added to Sustainable Growth Advisers, LP Code of Ethics Part VII - Compliance

The Firm's Compliance Officer will provide to the Firm's Board of Directors at each meeting a written report that describes any issues arising under the code of ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations.

In addition the Firm's Compliance Officer will provide to the Firm's Board of Directors as well as any registered investment companies that are managed by the Firm, a written certification indicating that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

                         Sustainable Growth Advisers, LP

                         Revisions to the Code of Ethics
                                (March 15, 2004)

Practices and Requirements Relating to Registered Investment Companies

         It shall be unlawful for any employee of the Firm in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company -

1) To employ any device, scheme or artifice to defraud such registered investment company;

2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3) To engage in any act, practice, or course of business which operates, or would operate, as a fraud or deceit upon any such registered investment company; or

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4)       To engage in any manipulative practice with respect to such registered investment company.

Initial Public Offerings and Private Placements:

Initial Public Offerings (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to reporting requirements of sections 13 or 15(d) of the 1934 Act.

Private Placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         No principal or associate of the firm shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement or security in an initial public offering without the prior approval of the Firm's Compliance Officer, Ms. Mary Greve (or in her absence Mr. Gordon Marchand, a firm principal). This approval shall take into account whether the investment opportunity should be reserved for the clients of the firm, whether the opportunity is being offered to an individual by virture of his or her position with the firm and any other relevant factors. If a principal or associate of the firm has purchased a covered security in a private placement or initial offering, then (a) such individual must disclose his or her ownership of the covered security if he or she has a material role in the firm's subsequent consideration to purchase the covered security and (b) a firm's decision to purchase the covered security will be reviewed by a firm principal with no personal interest in the issuer.

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                         SUSTAINABLE GROWTH ADVISERS, LP

                                 CODE OF ETHICS

                                    JULY 2003

            This Manual is the sole property of Sustainable Growth Advisers, LP (the "Firm") and must be returned to the Firm should an employee's association with the Firm terminate for any reason. The contents of this Manual are confidential. Employees may not reproduce, duplicate, copy, or make extracts from or abstracts of this Manual, or make it available in any form to non-employees.

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                  1.1      LIMITATIONS ON PERMITTED PERSONAL TRADING; REQUIRED
                           PERSONAL TRADING APPROVALS.

                  To better prevent insider trading and front-running, and to ensure the satisfaction of the Firm's fiduciary obligations to its advisory clients, the Firm has adopted certain restrictions on personal trading by employees of the Firm. Accordingly, two categories of securities have been identified: (i) Permitted Securities and (ii) Prohibited Securities.

                  Permitted Securities

                                    Employees, for investment purposes, are
                  permitted to invest in open-end mutual funds, money market funds, unit trusts, U.S. Government and Agency securities, or municipal securities, and to close out of pre-existing investment positions, subject to the restrictions provided herein (all such instruments, "Permitted Securities").

                  Prohibited Securities

                                    Employees are prohibited from trading in any
                  partnership and limited liability company interests (including, without limitation, interests in private investment funds), common stock, options, bonds and other debt instruments, participations, convertible securities, warrants, futures contracts, currencies, commodities, and any other derivative instruments, but excluding Permitted Securities (all such instruments, "Prohibited Securities").

                                    An Employee shall not trade in securities
                  (other than Permitted Securities for investment purposes), even for the purpose of closing out a pre-existing investment position, for a Proprietary Account or for the account of any person (other than an SGA Company), unless such trade had been specifically

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                  approved in writing in advance by the Director of Compliance,
                  Mary Greve.* Any transaction that requires such a prior written approval will be canceled by the end of the business day. A Personal Securities Trading Request Form, in the form of Exhibit A attached hereto, will be provided by the Director of Compliance to any Employee seeking approval of a personal securities trade for which prior written approval is required. The Director of Compliance shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee. Notification of approval or denial to trade may be orally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form and returning it to the Employee within 24 hours of the oral notification.

                                    In evaluating whether to approve a proposed
                  transaction relating to a Prohibited Security, the Director of Compliance may consider, among other factors, the following:

                                    (a) whether the security, or any other
                  instrument of the issuer of such security, is held or managed by an SGA Company, and

                                    (b) whether the Employee has agreed to hold
                  such securities for at least 30 days following acquisition (provided that the security does not move +/- 10% from the employee's average cost during such holding period).


                  When any security is recommended to be bought or sold for an SGA Company, and a position in that security or in any other security of the same issuer has been held in a


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*    Each Principal of the Firm, including the Director of Compliance must obtain prior written approval for his or her own personal securities trades, if such approval is required, from the other named person.

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Proprietary Account of such Employee since the commencement of such Employee's association with the Firm or, to such Employee's reasonable knowledge, in the personal account of an immediate family member** of such Employee at such time, such Employee must affirmatively disclose such information to the Director of Compliance prior to making such recommendation or executing such transaction, as the case may be. The Director of Compliance may restrict such Employee from buying or selling the security for his or her Proprietary Account.


                  Each Employee is required to identify to the Director of Compliance, upon hire and thereafter at least annually, all securities and commodities brokerage and trading accounts which constitute Proprietary Accounts with respect to such Employee (other than accounts in which such Employee trades only in Permitted Securities for investment purposes). In addition, each Employee must immediately inform the Director of Compliance any time such Employee opens a new such brokerage or trading account.


                  Each Employee shall arrange for duplicate copies of all account statements relating to his or her Proprietary Accounts (other than statements relating to accounts in which such Employee trades only in Permitted Securities for investment purposes) to be sent by the broker-dealer directly to the Director of Compliance at least monthly, at the same time as they are sent to such Employee.


                  Prior to arranging a personal loan with a financial institution that would be collateralized by securities held in a Proprietary Account (other than Permitted Securities), an Employee must obtain the written approval of the Managing Partner or the Director of Compliance as if such financing arrangement constituted a sale of such securities by the Employee.

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**   For purposes of this Manual, "immediate family member" includes any relative, spouse, or relative of the spouse of an Employee, and any other adult living in the same household as the Employee.

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                  1.2      FRONT-RUNNING.

                  An Employee may not, without the prior written approval of the Director of Compliance or, in her absence, Gordon Marchand, execute a transaction in a security, other than a Permitted Security, for a Proprietary Account if at the time (i) an order for an SGA Company for the same security (or for a related security, option, derivative or convertible instrument) remains unexecuted, in whole or in part, or (ii) the Firm is considering same-way trades in that security (or in a related security, option, derivative or convertible instrument) for one or more SGA Companies.

                  Exceptions to this policy shall only be made with the approval of the Director of Compliance or Gordon Marchand.

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                                                                       EXHIBIT A

                    PERSONAL SECURITIES TRADING REQUEST FORM

1.       Name of person seeking authorization: _________________________________

2.       Account for which approval is sought (e.g., personal, spouse, IRA):
         _______________________________________________________________________

3.       Issuer: _______________________________________________________________

4.       Class or type of security: ____________________________________________

5.       No. of units to be bought, sold, acquired, or disposed of:
         _______________________________________________________________________

6.       Transaction is: ____ buy to position long
                         ____ buy to cover
                         ____ sell to position short
                         ____ sell to close
                         ____ other (specify: ________________)

7.       Broker-dealer to be used: _____________________________________________

         Signature of Person
         Seeking Authorization:

         _______________________                  Date: _________________

                                    * * * * *

                     The foregoing transaction is approved.

         _________________________                Date: ___________________
         Name:
         Title:

         (Oral notification provided on _______________ by ___________________.)

                                  Exhibit A-1
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                                                                       EXHIBIT B

                       EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

                  The undersigned (the "Employee") acknowledges having received and read a copy of (i) the Compliance Manual and Code of Ethics, including all Annexes and Exhibits thereto, dated JULY 2003 (the "Manual")* of Sustainable Growth Advisers, LP (the "Firm"), and agrees to abide by the provisions thereof.

                  The Employee further acknowledges and agrees that:

                  a. The Employee will promptly disclose to the Firm's Director of Compliance all of his or her Proprietary Accounts (other than accounts in which the Employee trades only in Permitted Securities for investment purposes). The Employee will arrange for duplicate copies of all account statements relating to each such Proprietary Account to be sent by the broker-dealer directly to the Director of Compliance at least monthly, at the same time as they are sent to the Employee.

                  b. The Employee will not trade on the basis of, or disclose to any third party, material nonpublic information or confidential information regarding any SGA Company, except as expressly provided in the Manual.

                  c. The Employee will not engage in transactions involving securities appearing on a list of "Restricted Securities" that may be circulated from time to time by the Director of Compliance, and will obtain the prior written approval of the Director of Compliance for any trade (other than a trade in Permitted Securities for investment purposes) for a Proprietary Account or for the account of any person other than an SGA Company.

-------------------
* This Employee Annual Acknowledgment Form is an integral part of the Manual. Capitalized terms not defined herein shall have the respective meanings set out in the Manual.

                                  Exhibit B-1
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                  d. The Employee will not, without the prior approval of the
Director of Compliance, disclose to any third party any information that the Employee obtains regarding advice furnished by the Firm to its clients, nonpublic data furnished to the Firm by any client, work product of the Firm's investment and trading staffs, or other proprietary data or information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record, and former, existing and potential clients).

                  e. The Employee will certify in writing to the Firm at least annually that he or she has reported to the Firm all securities transactions required by the Manual to be so reported since the date of the Employee's last such certification.

                  f. The Director of Compliance has provided an orientation to the Employee concerning the contents of the Manual, in the course of which the Employee was afforded an opportunity to ask questions of the Director of Compliance about the policies and procedures established in the Manual.

                  g. The Employee understands that his or her observance of the policies and procedures contained in the Manual is a material condition of the Employee's association with the Firm, and that any violation of such policies and procedures by the Employee may be grounds for immediate termination by the Firm, as well as possible civil and criminal penalties. The Employee further understands that a willful or intentional breach of any Federal, state or local law may result in disciplinary action and/or termination by the Firm. The Employee acknowledges that any material misrepresentation, false statement or omission by him or her, either orally or in writing, in connection with his or her employment at the Firm may result in disciplinary action, including possible termination of such employment.

                                  Exhibit B-2
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                  By his or her signature below, the Employee pledges to abide by the policies and procedures described in the Manual, and affirms that he or she has not previously violated such policies or procedures and has reported to the Firm all personal securities transactions required thereby to be so reported in the most recent calendar year.

_______________________________                 ________________________________
Date                                            Name of Employee

                                                ________________________________
                                                Signature of Employee

                                  Exhibit B-3